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                                                                 EXHIBIT 23.6



        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION








        We hereby consent to (i) the inclusion of our opinion letter, dated February 26, 1996, to the Board of Directors of Financial Benefit Group, Inc. (the "Company") as Appendix III to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed Merger of the Company with and into AmVestors Acquisition Subsidiary, Inc. a wholly owned subsidiary of AmVestors Financial Corporation and (ii) all references to DLJ in the sections captioned "Summary Information -- FBG's Reasons for the Merger -- Opinion of FBG'S Financial Advisor" and "Plan of Merger -- Background of the Merger -- FBG's Reasons for the Merger -- Projections -- Opinions of Financial Advisor" therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                              DONALDSON, LUFKIN & JENRETTE
                                                 SECURITIES CORPORATION



                                              By: /s/ Robert S. Fleischer
                                                 ------------------------------
New York, New York                               Robert S. Fleischer
February 26, 1996                                Managing Director